UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 11, 2019

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Shake Shack Inc. (“Shake Shack”) held its annual meeting of stockholders (the “Annual Meeting”) on June 11, 2019. At the Annual Meeting, Shake Shack’s stockholders were asked to vote on three proposals: (1) to elect three Class I directors, (2) to ratify the appointment of Ernst & Young LLP as Shake Shack’s independent registered public accounting firm for the fiscal year ending December 25, 2019, and (3) to conduct an advisory vote on the compensation of named executive officers. The results of the stockholder vote are set forth below.

Item 1 – Election of Director

Shake Shack’s stockholders elected three nominees, Daniel H. Meyer, Anna Fieler and Jeff Flug, as Class I directors to hold office until the annual meeting of stockholders to be held following Shake Shack’s 2021 fiscal year and until their respective successor is duly elected and qualified. The voting results are set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Daniel H. Meyer	21,754,935	6,192,648	5,541,374
Anna Fieler	22,301,496	5,646,087	5,541,374
Jeff Flug	21,893,211	6,054,372	5,541,374

Item 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 25, 2019

Shake Shack’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2019. The voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,342,488	104,572	41,897	0

Item 3 – Advisory Vote on Compensation of Named Executive Officers

Shake Shack’s stockholders approved the advisory resolution approving the compensation of its Named Executive Officers. The voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,614,836	247,895	84,852	5,541,374

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese Jr.
Ronald Palmese Jr.
Date: June 14, 2019		General Counsel